Exhibit 16.1

January 16, 2024

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Cornerstone Building Brands, Inc.
File No. 1-14315

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Cornerstone Building Brands, Inc. dated January 16, 2024, and agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ GRANT THORNTON LLP